Exhibit 10.1
NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”). Such portions have been redacted and are marked with a “[***]” in the place of the redacted language. The redacted information has been filed separately with the Commission.

Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited (the “JV Company”)

Article 1 General Provisions

1.	This joint venture contract (the “Contract”) is entered into by the following parties on March 29, 2016:

(1)	Alpha and Omega Semiconductor Limited(“AOS”),
Alpha and Omega Semiconductor Limited(“AOS”), a company duly incorporated according to the laws of Bermuda.

(2)	Alpha & Omega Semiconductor (Shanghai) Ltd.(“AOS SH”), a company duly incorporated in Shanghai according to the laws of the People’s Republic of China (“China”).

(3)	Agape Package Manufacturing (Shanghai) Ltd.(“APM SH”), a company duly incorporated in Shanghai according to the laws of China.

(4)	Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Strategic Industry Fund”), a partnership duly established in Chongqing according to the laws of China.

(5)
Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Liangjiang Strategic Fund”), a partnership duly established in Chongqing according to the laws of China.

The above five parties shall be collectively referred to hereinafter as the “Parties”, and individually as a “Party”.

The Parties agree to establish a Sino-foreign equity joint venture enterprise in Chongqing, China according to the terms hereof. According to the Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures and the Regulations for Implementation of Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures (the “JV Company Laws”), and other applicable laws and regulations of China, upon friendly consultation, the Parties have reached the following agreements on the principles of equality and mutual benefit:

Article 2 Definitions

The following terms used herein shall have the meanings below:
2.1 “Claims” mean any claims, requests, litigations, arbitrations, inquiries, proceedings or investigations filed by or to any governmental agencies or departments of China at the national, provincial, municipal or local levels, or any regulatory agencies or departments, or any administrative agencies or departments, or any courts, tribunals, judicial authorities or arbitral organizations;

2.2 “Affiliates” means, in respect of any person, any other person controlled by, controlling, or under common control with, such person, whether directly or indirectly through one or several intermediaries;

2.3 “Approval Authority” means the Ministry of Commerce of China, or its local counterparts authorized to approve this Contract, the Articles of Association or any amendments or supplementations thereto, or any governmental department or relevant agency having the power to approve any matters required for approval before the JV Company obtains its business license;

2.4 “Approval Certificate” means the Approval Certificate of the People’s Republic of China for Incorporation of Joint Venture Company issued by the Approval Authority;

2.5 “Articles of Association” mean the articles of association of the JV Company having the same date hereof, and any further amendments or supplementations made thereto from time to time;

2.6 “Board of Directors” means the board of directors of the JV Company;

2.7 “Business License” means the business license of the JV Company issued by the Registration Authority for incorporation of the JV Company;

2.8 “Contract” or “JV Contract” means the joint venture contract entered into by the Parties (including its exhibits and schedules, which constitute an integral part hereof), and any amendments or supplementations made by the Parties thereto from time to time;

2.9 “Percentage of Contributions” shall have the meaning set forth in Article 6.2;

2.10 “Control” (including “Controlled” and “Under Common Control”) means, in respect of any person, having the power to direct or procure others to direct the matters or management of such person directly or indirectly through one or several intermediaries, or by acting as the trustee, personal representative or executor, whether by owning securities attached with voting rights, or by contract or otherwise;

2.11 “Day” means a calendar day;

2.12 “Director” means any director of the JV Company;

2.13 “Incorporation Date” means the date when the Business License of the JV Company is issued;

2.14 “US GAAP” means the US financial reporting standards formulated by US Accounting Standards Board, including the US Accounting Standards and relevant interpretations;

2.15 “Background Technology” means any unpatented tangible or intangible proprietary and/or confidential technology, business secret, information, data and materials (i) developed, conceived, owned or licensed by or for any Party before this Contract becomes effective, or (ii) conceived or implemented by one Party during its own time outside of the performance of its obligations hereunder, without using any equipment, supplies, resources, business secret or confidential information of other Party or JV Company, or (iii) licensed by any third party to one Party, including but not limited to specifications, engineering or technical data, blueprints, illustrations, diagrams, computer programs, designs, technologies, methods, processes, manufacturing data and marketing information, as well as any matters relating to the foregoing, but excluding any technology transferred to JV Company as contribution by AOS which is set forth in the AOS Patent and Technology Transfer Agreement;

2.16 “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or governmental entity;

2.17 “China” means the Mainland of the People’s Republic of China, excluding for purpose hereof Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

2.18 “China Accounting System” means all laws, regulations, rules, provisions and systems of China relating to finance and accounting;

2.19 “China Laws” means any China laws, administrative regulations, local regulations at provincial or other levels, and the departmental regulations or other normative provisions that have been promulgated and become effective;

2.20 “Registration Authority” means State Administration for Industry and Commerce of China, or its local counterparts authorized to be responsible for registration of joint venture companies;

2.21 “Subsidiary” means any entity (“Entity”) on the date of making any decision: (i) over fifty percent (50%) shares or other equities of which are held by the JV Company that are attached with voting rights on appointment of directors, or over fifty percent (50%) interest in the profit or capital of which is directly or indirectly owned or controlled by the JV Company; or (ii) all or part of the assets of which are incorporated into the net profit of the JV Company, and are included in the accounts of the JV Company, according to China Accounting System and international financial reporting standards for purpose of financial report; or (iii) the business and policy of which are directly or indirectly directed by the JV Company;

2.22 “Taxes” mean any and all taxes, fees, assessments, imposts, duties, levies and other charges (plus any and all interest, penalty, surcharge and additional amount imposed with respect to the foregoing), including but not limited to any taxes or fees relating to incomes, franchise, mining right, accidental income or other profit, total revenue, property, sale, use, equity, salary, employment, social insurance, labor compensation, and unemployment compensation, or any taxes or other charges having similar nature as consumption tax, withholding tax, ad valorem duties, stamp duties, transfer tax, value-added tax, or capital gain tax, and charges for permission, registration and document preparation, as well as levies, duties or similar charges imposed by customs;

2.23 “Term” means the term of validity of the JV Company and this Contract as provided in Article 12.1 hereof.

2.24 “Three Funds” mean the reserve fund, employee bonus and benefit fund, and the enterprise development fund set aside by the JV Company from its after-tax profits according to the applicable China Laws; and

2.25 “Fund Party” means Strategic Industry Fund and Liangjiang Strategic Fund.

2.26 “AOS Party” means AOS, AOS SH, and APM SH.

2.27 “Dollar” or “US$” means the legal currency of the United States of America.

2.28 “Over” or “Below” is inclusive.

Article 3 Parties to the JV Company

The Parties to the JV Company are as follows:

(1) AOS	Alpha and Omega Semiconductor Limited༌一Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda。
Alpha and Omega Semiconductor Limited,a company incorporated and existing according to the Bermuda laws, with its registered address at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

Authorized representative: Name: Mike F. Chang
Title: Chairman of Board Of Directors
Nationality: USA

(2) AOS SH	一2700002201512170019。
A company incorporated and existing as a legal person according to China Laws, with its registered address at Building 8/9, No. 91, Lane 109, Rongkang Road, Area B Songjiang Export Processing Zone, No. 888 Songzheng Highway, Songjiang District, Shanghai, China, which is registered with Shanghai Administration for Industry and Commerce, with its business license No. 2700002201512170019.

Legal representative: Name: Lee Shawn Luo
Title: Legal Representative
Nationality: USA

(3) APM SH
A company incorporated and existing as a legal person according to China Laws, with its registered address at B1 Standard Plant, Dongkai Property Park, Area B Songjiang Export Processing Area, Songjiang District, Shanghai, which is registered with Shanghai Administration for Industry and Commerce, with its business license No. 00000002201512250025.

Legal representative: Name: Xue Bing
Title: Legal Representative
Nationality: USA
(4)
Strategic Industry Fund A partnership established and existing as an enterprise according to China Laws, with its registered address at No. 19, Yinglong Avenue, Longxing Town, Yubei District, Chongqing, which is registered with Chongqing Administration for Industry and Commerce, with its business license No. 500905212525709.

Authorized representative: Name: Li Jianming
Title: Chairman of Board Of Directors
Nationality: China

(5)
Liangjiang Strategic Fund A partnership established and existing as an enterprise according to China Laws, with its registered address at No. 19, Yinglong Avenue, Longxing Town, Yubei District, Chongqing, which is registered with Chongqing Administration for Industry and Commerce, with its business license No. 91500000MA5U3AL86Q.

Authorized representative: Name: Zhang Jun

Title: General Manager
Nationality: China

Article 4 Incorporation of JV Company

4.1     Incorporation of JV Company

(a)	The Parties agree to establish the JV Company pursuant to the terms and conditions of this Contract, and according to the JV Company Laws and other applicable China Laws.

(b)	“ Chongqing Alpha and Omega Semiconductor Limited”。

The English name of the JV Company is “Chongqing Alpha and Omega Semiconductor Limited”.

(c)	The Chinese name of the JV Company is ____________________.

(d)	407。
The legal address of the JV Company is Accessory Building 407, No. 5, Yunhan Avenue, Shuitu High-Tech Industry Park, Beibei District, Chongqing, China.

4.2     Nature of the JV Company

The JV Company is a limited liability company invested and operated by Chinese and foreign parties, which has enterprise legal personality according to the JV Company Laws. The incorporation and activities of the JV Company shall comply with relevant provisions of China Laws, and its legitimate rights and interest will be protected by China Laws.

4.3     Limited Liability

6.2As a limited liability company incorporated according to China Laws, the JV Company shall be responsible for its entire liabilities with all of its assets. The liabilities and risks assumed by each Party to the JV Company shall be limited to the contribution in the registered capital of the JV Company subscribed by it under Article 6.2 of this Contract. Additionally, no Party shall be responsible for any liability of the JV Company, whether individually or jointly and severally. Each Party will share the profits of the JV Company in proportion to their contributions to the JV Company.

4.4     Approval and Registration of the JV Company

After the authorized representatives of the Parties execute this Contract, the Parties shall immediately apply to the Approval Authority for approving this Contract and the Articles of Association, and shall go through the industrial and commercial registration with the Registration Authority for establishing the JV Company after having obtained the Approval Certificate.

4.5     Incorporation Date of the JV Company

The date of incorporating the JV Company shall be that of issuing the Business License. After receiving the Business License, the JV Company shall complete all other relevant registration formalities and obtain all relevant certificates, licenses and permits required for the operation of the JV Company, including but not limited to the foreign exchange registration certificate and the tax registration certificate.

4.6     Branches

The JV Company may establish subsidiaries, branch companies or representative offices in China according to its needs, subject to the approvals by the Board of Directors and the Approval Authority.

Article 5 Business Scope and Scale

5.1     Business Scope

The business scope of the JV Company is summarized as follows: design, production and sale of semi-conductor chips; design, production and sale of semi-conductor chip package; undertake the processing and trading services of semi-conductor chip or semi-conductor chip package. (Any items of the business scope requiring approval according to laws and administrative regulations shall be so approved before being conducted.)

Article 6 Total Investment and Registered Capital

6.1     Total Investment

The initial total investment of the JV Company is USD 290 million, and may be increased by the Parties according to the capital needs of the JV Company.

6.2     Registered Capital

The initial registered capital of the JV Company is USD 288 million, and shall be paid by the Parties according to the contributions scheme set forth in Schedule A. The contributions subscribed by each Party and their shareholdings (“Percentage of Contributions”) in the registered capital are as follows:

No.	Name of Investor	Subscribed Amount of Capital ( million USD)	Type of Contributions	Percentage of Contributions
1	Strategic Industry Fund	80	Cash	27.78
2	Liangjiang Strategic Fund	40	Cash	13.89
3	AOS SH	31	Equipment	10.76
4	APM SH	43	Equipment	14.93
5	AOS	USD84 million in the forms of patent and technology and USD10 million in cash	Patent, technology and cash	32.64
Total		288	—	100

6.3     Payment and Verification of Contributions

A) The Parties shall timely and fully pay their subscribed contributions according to this Contract or the agreed schedule (see Schedule A). Contributions in cash shall be deemed to have been paid when the cash is transferred to the account of the JV Company, contributions in the form of equipment shall be deemed to have been made when the equipment transfer contract is signed and the equipment is actually delivered, and contributions in the form of intellectual property rights shall be deemed to have been made when the change of registration with relevant authority has been completed. Relevant contributors shall use their reasonable efforts to cooperate with the JV Company to complete the registration of equipment (if necessary), and the change of registration of the patent transferred.

The contribution of equipment shall be deemed to have been completed when such equipment is delivered in Shanghai. After delivery, the contributor and the JV Company shall enter into a lease providing for the rental, relocation, and the installation and debugging of the equipment after completion of the contribution etc. The Parties acknowledge that the lease shall provide that the term of lease shall be from [***] to the completion of installation and debugging of the equipment after relocated to Chongqing, that the equipment shall begin relocation when the plant of the JV Company has the conditions for installing and debugging the equipment, that the relocation of equipment shall be completed generally within 12 months after the start of relocation, and that the JV Company shall be responsible for RMB8 million for the relocation, installation and debugging, with the amount exceeding RMB8 million being paid by AOS SH and APM SH.

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

The contributor of the equipment shall assume the risks of loss and destruction of or other damage to the equipment from its delivery in Shanghai to its relocation to Chongqing and its installation and debugging, except for the wear and tear occurred during normal use. The contributor of the equipment shall purchase property insurance at its own cost according to its insurance practice.

A certified Chinese public account shall verify the contributions made by the Parties, and issue a verification report, the cost of which shall be assumed by the JV Company.

6.4     Transfer of Equity

Except that the Fund Party consents and the Approval Authority approves, no contributor of equipment and intangible asset shall transfer part or all of its equity in the JV Company corresponding to its subscribed contribution to any third party.

Except that the contributor of equipment and intangible assets consents and the Approval Authority approves, no Fund Party shall transfer part or all of its equity in the JV Company corresponding to its subscribed contribution to any third party within 3 years after payment of its first installment of contribution.

If a Fund Party transfers part or all of its equity in the JV Company corresponding to its subscribed contribution to its Affiliate which unconditionally accepts all rights and obligations of such Fund Party under this Contract, the contributor of equipment and intangible assets shall consent to such transfer.

No Fund Party shall transfer its equity in the JV Company to any competitors of AOS.

6.5     Pledge of Equity

Without the unanimous consent of the Board of Directors of the JV Company, neither Party may pledge all or part of its equity in the JV Company corresponding to its subscribed contribution, nor create other forms of security over such equity.

6.6     Intention of Listing

The Parties agree that the JV Company will be publicly listed at an appropriate time when the conditions permit.

Article 7 Responsibilities of the Parties

In addition to performance of their respective obligations under other part hereof, the Parties shall timely perform the following duties, without charging against the JV Company for any fees.

7.1     Responsibilities of the Fund Party:

(a)
Assist the JV Company to file applications to relevant departments, and obtain and maintain the approvals, consents, permits and licenses required for the production and operation of the JV Company and its subsidiaries and branch companies, including but not limited to all necessary approvals, consents, permits and licenses relating to land use right, safety, environment protection and other matters governed by China governmental agencies;

(b)	Assist the JV Company to maintain and develop relationship with the local governmental departments and domestic enterprises of China;

(c)	Use its reasonable efforts to assist the JV Company to obtain RMB and foreign currency loans from domestic financial institutions;

(d)	Use its best efforts to assist in good faith the JV Company to enhance economic efficiency and profitability;

(e)
Procure its designated directors and officers of the company to comply with the qualifications for the designated positions, and procure such directors and officers to take any actions within their authority to ensure the operation of the JV Company to meet relevant quality and safety standards;

(f)	Actively perform any obligations and responsibilities to be performed by the Fund Party according to this Contract;

(g)	Deal with other work delegated by the Board of Directors.

7.2     AOS: Responsibilities of AOS Party:

(a)	Procure the timely provision of the patent and technology set forth in Exhibit A;

(b)
Provide the technical support, technical training and technicians for transfer of technologies to the JV Company, and assist the JV Company to acquire the capability to produce the wafer and package of the products set forth in Exhibit A;

(c)	AOS Actively perform the obligations and responsibilities to be performed by AOS under this Contract;

(d)	Assist the JV Company to improve corporate governance;

(e)	Assist the JV Company to look for persons and technical experts to work for the JV Company;

(f)	Use its reasonable efforts to assist the JV Company to enhance economic efficiency and profitability;

(g)	Use its reasonable efforts to assist the JV Company to obtain foreign currency loans from foreign financial institutions;

(h)	Assist the JV Company with the latter’s quality control;

(i)
Procure its designated directors and the officers designated to the management organization to take any actions within their authority to ensure the operation of the JV Company meets relevant quality and safety standards; and

(j)	Deal with other work delegated by the Board of Directors.

7.3     Intellectual property

(a)
Intellectual property of AOS. AOS is the sole and exclusive owner of all rights, titles and interests (all intellectual property rights to be owned according to China Laws) (collectively as “AOS Intellectual Property”) in (i) AOS’s Background Technology; and (ii) any improvement or revisions to any AOS’s Back Ground Technology made by AOS or any Party to the JV Company or by both. When the JV Company produces, continues to produce, produces in an OEM manner, uses, sells, offers to sell, imports, exports or otherwise uses the product or service required for performing any orders of AOS or AOS’s affiliates, AOS shall grant the JV Company free of charge the right to use AOS Intellectual Property to perform such orders. However, if the JV Company intends to use AOS Intellectual Property beyond the above authorization scope, including but not limited to providing any service or product to any third party, the JV Company shall first negotiate with AOS to obtain the license of using such intellectual property.

(b)
Intellectual property of JV Company. JV Company is the sole and exclusive owner of all rights, titles and interests (all intellectual property rights to be owned according to China Laws) (collectively as “JV Company Intellectual Property”) in (i) the patent and technology transferred by AOS to JV Company as contributions; and (ii) any improvement or revisions to the foregoing patent and technology made by JV Company. JV Company hereby grants AOS, AOS’s affiliates and AOS’s OEM free of charge the non-sub-licensable and non-assignable use right and license of the JV Company Intellectual Property to produce, continue to produce, produce in an OEM manner, use, sell, offer to sell, import, export or otherwise use any product or service.

(c)	Non-Background Intellectual Property. Subject to Paragraphs 7.3(a) and (b) above,

(i)
Any new technology developed independently by JV Company or any improvement or revision to that technology, and all intellectual properties thereunder shall be owned by JV Company (“New JV Company Intellectual Property”), and subject to the terms and conditions hereof, JV Company hereby grants AOS, AOS’s affiliates and AOS’s OEM free of charge the non-sub-licensable and non-assignable use right and license of the New JV Company Intellectual Property to produce, continue to produce, produce in an OEM manner, use, sell, offer to sell, import, export or otherwise use any product or service.

(ii)
Any new technology developed by AOS in connection with the products operated by JV Company, any improvements or revisions to that technology, and all intellectual properties thereunder shall be owned by AOS (“New AOS Intellectual Property”), and subject to the terms and conditions hereof, where JV Company is required to use the New AOS Intellectual Property to perform any orders of AOS or AOS’s affiliates, AOS shall grant JV Company free of charge the right to use New AOS Intellectual Property required for performing such orders. However, if JV Company intends to use New AOS Intellectual Property beyond the above authorization scope, including but not limited to providing any service or product to any third party, the JV Company shall first negotiate with AOS to obtain the license of using such intellectual property.

(iii)
Any new technology jointly developed by AOS and JV Company, and any improvements and revisions to such technology, and all intellectual properties thereunder, shall be owned jointly by AOS and JV Company, AOS or JV Company has full right to use such technology, without any obligation to explain to, or obtain consent from, the other party, provided that if either party licenses such new technology to any third party (excluding the affiliates of both parties), it shall obtain the consent of the other party. AOS or JV Company may make an application for intellectual property rights of such new technology according to the laws of any jurisdiction, provided that the applicant must list the other party as the co-applicant.

(d)
Subject to the terms and conditions hereof, where JV Company or its subsidiary or branch company produces, continues to produce, uses, sells, offers to sell, imports, exports or otherwise uses any product or service required to perform any orders of AOS or AOS’s affiliates, AOS shall grant JV Company or its subsidiary or branch company, or its OEM free of charge the right to use any trademarks owned by AOS in relation to such product or service. However, if JV Company intends to use the trademark beyond the above authorization scope, including but not limited to providing any service or product to any third party, the JV Company shall first negotiate with AOS to obtain the license of using such trademark.

(e)
Subject to the provisions of Article 20.2 (Non-Competition) hereof, if JV Company intends to use AOS Intellectual Property to produce or sell semi-conductor products, it shall negotiate with AOS friendly and enter into a technology license contract according to China Laws, to provide for the specific matters of license, provided that, without AOS’s prior written consent, JV Company may not sell to the competitors of AOS or AOS’s affiliates.

Article 8 Board of Directors, Supervisors, and General Manager

8.1     Organization of Board of Directors

The Board of Directors shall be organized on the Incorporation Date.

8.2     Composition of Board of Directors

The Parties agree that the Board of Directors is composed of seven (7) directors, [four (4)] of whom will be appointed by AOS, [two (2)] of whom will be appointed by Strategic Industry Fund, and [one (1)] of whom will be appointed by Liangjiang Strategic Fund. During the term hereof, if the Percentage of Contributions of each Party changes, the Parties may amend this Contract accordingly, including but not limited to change of the composition and number of directors appointed by each Party as agreed then by the Parties.

8.3     Term of Office

Each director shall take office for four (4) years, and may take office successively if appointed again by the original appointing Party. The appointing Party may dismiss at any time any director appointed by it, and appoint a successor whose term of office will be the remaining part of the term of the director being succeeded. The Party changing any director appointed by it shall give written notice to all other shareholders of JV Company and the JV Company itself. If required by the currently effective China Laws, JV Company shall change registration or record with the Approval Authority and the Registration Authority in respect of the foregoing change. Each Party shall take appropriate measures to maintain the number of directors it appoints to the Board of Directors.

8.4     Chairman and Vice Chairman of the Board of Directors

(a)
The Board of Directors has one chairman and one vice chairman. The chairman will be designated by AOS from the directors it appoints, and the vice chairman will be designated by the Fund Party from the directors it appoints. Both the chairman and vice chairman will be appointed by the Board of Directors.

(b)	The chairman shall acts as the legal representative of JV Company, whose powers and duties include the follows:

(i)	Convene and chair the meetings of Board of Directors; and

(ii)	Excise other powers delegated by the Board of Directors or provided for by this Contract or the Articles of Association.

(c)
Where the chairman fails to convene and chair the meeting of Board of Directors for any reason, the chairman shall authorize the vice chairman to convene and chair the meeting. If the vice chairman also fails to do so for any reason, the chairman shall authorize another director to convene and chair the meeting.

8.5     First Meeting of Board of Directors

The first meeting of Board of Directors shall be held as soon as possible after the Incorporation Date. The agenda of the first meeting includes but not limited to the following:

(a)	Examine and approve the annual business plan, financial budget and investment plan (if any) of the JV Company;

(b)	Select and appoint the external auditor of the JV Company;

(c)
Examine and approve the organizational structure of the JV Company set forth in Schedule B hereto, including but not limited to the setup of various positions of the management organization of JV Company, and the setup and function scope of the internal departments of JV Company;

(d)	Appoint the members of the management organization of JV Company;

(e)	Enter into relevant agreements referred to in Article 6.3;

(f)	Determine the salary packages of the members of the management organization.

8.6     Other Meetings of Board of Directors

(a)
The Board of Directors shall hold at least one (1) meeting in each calendar year to discuss the operations of JV Company, and approve significant matters of JV Company. Upon the written request of at least one third (1/3) of directors, the chairman of Board of Directors shall hold an interim meeting of Board of Directors within thirty (30) days after receiving such request, to discuss relevant matters;

(b)	All meetings of Board of Directors shall be convened and chaired by the chairman, vice chairman or one director (as the case may be). A written notice (a notice by

Email will be deemed as a written notice) shall be sent to each director at least [ten (10)] days before holding any meeting, indicating the time, place and agenda of such meeting. The chairman shall formulate the meeting agenda. Any documents relating to the meeting (if any) shall be sent to each directors at least [five (5)] days before holding the meeting. Any meeting held without timely and properly notifying each director according to this Paragraph (b) shall be void, except that the director failing to receive proper and timely notice waives such notice requirement to the chairman or vice chairman before, at or after the meeting. Any director failing to receive proper notice of meeting but attending the meeting shall be deemed to have waived the notice requirement. The meeting shall be held at the registered office of JV Company or other locations inside or outside of China determined by the chairman or vice chairman;

(c)	Other details relating to the meeting of Board of Directors shall be provided for in the Articles of Association or the rules of procedure of Board of Directors.

8.7     Quorum and Adoption of Resolutions

(a)
The duly held meeting of Board of Directors shall include 2/3 of directors present at the meeting (at least one director appointed by AOS and one appointed by the Fund Party), whether present in person (including through telephone or conference call) or by proxy. If no quorum is reached, any resolutions adopted at the meeting shall be void, and without any effect. If no quorum is reached for two consecutive meetings duly held due to any unreasonable absence of any director appointed by any Party hereto or of any proxy entrusted by such director, notwithstanding such absence of any director appointed by the above Party, the meeting shall be deemed to be duly held, and the resolutions adopted at the meeting shall be deemed as valid.

(b)
Each director present at the meeting of Board of Directors shall have one vote. If any director fails to attend any meeting due to any reason, he may entrust one alternate in writing to attend such meeting, and such alternate may be another director. The alternate so entrusted will have the same rights as the appointing director, and one alternate may represent one or more directors. One alternate will have one vote for each director it represents, and if the alternate is a director himself, he will have another vote for such capacity.

(c)
The resolution of Board of Directors may be adopted in writing instead of holding any meeting, and signed by all directors, provided that such written resolution shall be sent to each of the directors. Each director may sign different counterparts of the same written resolution, and all such counterparts constitute one and the same valid written resolution. Thus, the scanned or faxed copies signed by the directors shall have binding force. The written resolution has the same legal force as any resolution passed at the meeting of Board of Directors.

8.8     Powers of Board of Directors

The Board of Directors is the supreme authority of the JV Company. The Board of Directors decides all important matters of JV Company through resolutions according to Article 8 hereof and the Articles of Association. Such important matters include but not limited to the following matters relating to JV Company or its subsidiaries, and any other matters no less than 1/3 of directors request the Board of Directors to decide:

(a)	Prepare and amend the Articles of Association of the JV Company;

(b)	Suspend or liquidate the JV Company;

(c)	Increase or reduce the registered capital of the JV Company;

(d)	Merger or division of the JV Company, and formation of subsidiaries or branch companies;

(e)	Decision of changing the registered office of the JV Company;

(f)	Transfer, gift or otherwise dispose of the intellectual property relating to the JV Company;

(g)	Adopt and amend the rules of procedures of Board of Directors, and the rights and duties of the vice asset general manager;

(h)
Examine and approve any business transactions with an aggregate amount of no less than RMB10 million or any single business transaction with an amount of no less than RMB1 million between the JV Company and (i) its directors, supervisors or senior officers, or (ii) any entities (excluding the Parties or their respective affiliates) in which the directors, supervisors or senior officers of the JV Company hold any interest directly or indirectly. For the avoidance of any doubt, this Paragraph (h) will not apply to any transactions between the JV Company and AOS or AOS’s affiliates;

(i)
Examine and approve the principles of sale, purchase and other related transactions between the JV Company and AOS or AOS’s affiliated in respect of the daily production and operation, and, in addition to the above related transactions, examine and approve other related transactions with an aggregate amount of no less than RMB30 million in one accounting year, or any single transaction with an amount of no less than RMB5 million between the JV Company and its shareholders (including the Parties and their respective affiliates);

(j)	Examine and approve the company’s issuance of bonds or other securities or the listing plan;

(k)	Examine and approve the company’s stock incentive plan;

(l)	Examine and approve the company’s provision of security for any third party by its assets or credit;

(m)
Examine and approve the company’s restructuring of claims and debts, and the company’s provision of financial aid, donation (excluding donation for public interest), large loans and other transactions;

(n)	Examine and approve the company’s annual financial budget plan and actual financial statement;

(o)	Examine and approve the company’s important operation plan and investment program exceeding the company’s financial budget;

(p)	Examine and approve the company’s profit distribution plan and loss recovery plan;

(q)
Determine the salaries and benefits for the senior officers of the company at or above the levels of general manager and vice general manager; appoint the general manager and other vice general managers than the vice asset general manager as instructed by AOS; appoint the vice asset general manager as instructed by the Strategic Industry Fund;

(r)	Examine and approve the engagement of external auditor;

(s)	Determine the setup of the company’s internal management organization;

(t)	Other important matters to be decided by the Board of Directors.

The matters set forth in Paragraphs (a) to (d) of Article 8.8 shall be [***]. The matters set forth in Paragraphs (e) to (m) of Article 8.8 shall be [***]. The matters set forth in Paragraphs (n) to (t) of Article 8.8 shall be [***]. Any of the above matters may also [***].

If any reserved matter is (i) proposed by any Party (or its duly appointed director) to be delivered for resolution at the meetings which are duly held at least for three consecutive times and reach statutory quorum, and which are not held at intervals less than two months, and (ii) not approved, the proposing Party may declare a “Deadlock”.

If any deadlock occurs, the senior representatives of the Fund Party and AOS shall meet at the principal administrative office of JV Company or other locations agreed by the Parties, to friendly negotiate the resolution of such deadlock.

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

If the deadlock is not resolved within two months after it is declared, either Party may submit the deadlock to arbitration according to Article 19 hereof.

8.9     Voting on Matters of Subsidiaries or Invested Companies of JV Company

In respect of any matters of the subsidiaries or invested companies of JV Company provided for in Article 8.8, the directors appointed or nominated (as the case may be) by JV Company to such subsidiaries or invested companies, and the shareholder’s representatives entrusted by JV Company to attend the shareholders’ meeting of such subsidiaries or invested companies shall vote according to the resolutions of Board of Directors on such matters.

8.10     Directors

(a)
The compensations for the directors and their alternates shall be paid by the appointing Party. Any costs incurred by the directors and their alternates for attending the meetings of Board of Directors shall be reimbursed by JV Company in RMB or USD, according to the reimbursement vouchers permitted by China Accounting System.

(b)
No director shall assume personal liability for his normal performance of duties within his authority. JV Company shall protect and indemnify the directors from any claims or allegations filed against them (including but not limited to any reasonable attorney’s fee, litigation and arbitration costs etc. therefore) to the maximum extent permitted by China Laws, except for the claims or allegations arising from the misconduct, gross negligence, fraud or serious dereliction of duties of the directors.

(c)	All directors, including the chairman and vice chairman, shall perform their duties according to relevant provisions of this Contract and the Articles of Association.

(d)
Each director shall faithfully perform its duties according to the provisions of this Contract and the Articles of Association, protect the interest of JV Company, and avoid any conflict of interest with JV Company, the examples of which are as follows:

(i)
Any business transactions between JV Company and the director, or between JV Company and any entities (excluding the Parties and their affiliates) in which the director holds interest directly or indirectly, except for the ones approved by Board of Directors;

(ii)	Directly or indirectly holding any interest in the competitors of JV Company (No Party or its affiliate will be deemed as a “competitor” of JV Company);

(iii)	Receiving unjust benefits from any entities other than JV Company, any Party and its affiliates, to affect the activities of JV Company; or

(iv)	Providing security for shareholders of JV Company or other individuals by using the company’s assets.

8.11     Minutes of Meetings of Board of Directors

The Board of Directors shall maintain complete and correct minutes in both Chinese and English, including the copies of all meeting notices. If there is any discrepancy between the Chinese minutes and English minutes, the Chinese one shall prevail. All minutes and resolutions adopted shall be recorded by the meeting secretary designated by the Board of Directors, and shall be sent to all directors for review within sixty (60) days after the meeting. All resolutions of Board of Directors shall be signed by the voting directors, and the minutes shall be maintained in the minutes book of JV Company by the secretary after the chairman and vice chairman sign and approve. The appointment and dismissal of any director shall also be recorded in the minutes book.

8.12     Supervisors

The JV Company has 2 supervisors, instead of any board of supervisors. One supervisor will be appointed by AOS, and the other one by the Fund Party. The appointing Party may notify the JV Company and forward the copies of such notice to the other Party, to appoint or dismiss any supervisor it nominated. The term of first supervisors shall commence from the Incorporation Date of JV Company. The term of each supervisor is four (4) years, and each supervisor may take office consecutively after re-appointment. No supervisor may act as a director or senior officer simultaneously.

8.13     Powers and Duties of Supervisors

The supervisors shall jointly (rather than individually) exercise any powers under China Laws, the Articles of Association or this Contract.

The supervisors may attend the meetings of Board of Directors as non-voting delegates. If the supervisors find that the operation of JV Company has serious abnormal conditions, they may jointly (rather than individually) investigate, or, when necessary, jointly retain an accounting firm to assist their work at the cost of JV Company.

8.14     Meeting of Supervisors

The supervisors shall at least hold one meeting which they attend in person, and the time and location of that meeting shall be the same as those of the annual meeting of Board of Directors. The resolutions of supervisors shall be adopted by unanimous written consents of all supervisors. The supervisors shall procure that all resolutions are fully and accurately recorded in the minutes in both Chinese and English, and such minutes shall be signed by all supervisors. If there is any discrepancy between the Chinese and English minutes, the Chinese minutes shall prevail. The JV Company shall indemnify the supervisors for any reasonable costs and expenses (e.g., any costs for travel and hotel within a reasonable limit) incurred during performance of their duties and obligations under this Contract and the Articles of Association.

8.15     Senior Officers

The senior officers of JV Company include one general manager and several vice general managers. The general manager and vice general managers other than the vice asset general manager shall be designated by AOS and appointed by the Board of Directors, and the vice asset general manager shall be designated by the Fund Party and appointed by the Board of Directors.

Article 9 Operating and Management Organization

9.1     Management Organization

(a)
The JV Company has the management organization (“Management Organization”), the initial title setup of which is set forth in Schedule B. The setup of titles of the management organization may be revised by the Board of Directors from time to time based on the needs of JV Company. The members of the management organization may take office consecutively if they are re-designated and re-appointed. The management organization will be led by the general manager to carry out the daily management and operation of JV Company. The general manager, with assistance from other members of the management organization, shall be responsible to the Board of Directors.

(b)
If any senior officer is removed, the appointing Party shall designate another person within thirty (30) days to continue to perform the duties of the removed officer, until the next meeting of Board of Directors is held to duly appoint the succeeding senior officer according to its rules of procedure. Each Party shall designate their respective successors according to relevant positions set forth in Article 9.1(a) for the Board of Directors to appoint.

(c)
Each department of JV Company has one manager who is responsible for the work of such department, and reports to the designated member of the management organization. All managers of the departments of JV Company shall be appointed by the management organization. If any manager fails to properly perform his duties, the management organization may dismiss him according to relevant China Laws and the labor contract signed between JV Company and him.

(d)	If any member of the management organization acts as a director of JV Company, he may not vote in the capacity of director on his compensation.

(e)	The management organization shall prepare and submit to the JV Company any reports relating to the operation, production, marketing, capital expenditure, personnel and other matters of JV Company.

(f)	The vice financial general manager shall prepare the annual financial report and submit it to the Board of Directors for review.

(g)
The vice asset general manager shall maintain the financial seal of JV Company, and may not refuse any request for using such seal that does not violate the rules of powers and duties of vice asset general manager. Otherwise, the JV Company is entitled to request the Strategic Fund Party to designate another person to act as vice asset general manager within thirty (30) days.

9.2 Removal and Dismissal of Members of Management Organization

Without prejudice to the powers of Board of Directors under this Contract, either Party is entitled to remove any members it designated to the management organization, and may designate another person to succeed the person removed.

9.3     Exemption of Personal Liability

No member of the management organization shall assume personal liability for his normal performance of duties within his authority. JV Company shall protect and indemnify the members from any claims or allegations filed against them (including but not limited to any reasonable attorney’s fee, litigation and arbitration costs etc. therefor) to the maximum extent permitted by China Laws, except for the claims or allegations arising from the misconduct, gross negligence, fraud or serious dereliction of duties of the members.

Article 10 Labor and Personnel Management

10.1     Employee Policy

Any policies, plans, and contracts relating to recruitment, employment, incentive, dismissal, resignation, salary, labor safety, social insurance or other benefit and labor discipline, and other matters relating to employees of JV Company shall be managed by the management organization according to relevant China Laws. The JV Company has autonomous right over its employees and management of labor. The JV Company shall enter into labor contracts with every employees.

10.2     Employment

The JV Company shall recruit the better employees based on its needs of operation and development. If the JV Company recruits new employees through examination or assessment, the candidates who get good grades in such examination or assessment shall be employed.

10.3     Compensation

Any policies regarding the salary, benefit and other treatment of employees of JV Company shall be formulated by the management organization according to relevant China Laws and based on the actual situations of JV Company. The JV Company has the right to determine its employee’s compensation and relevant benefit and treatment based on its operational and economic conditions.

10.4     Termination of Labor Relationship

(a)
The employee of JV Company may resign according to relevant China Laws and his labor contract, provided that, if the employee participates any training program sponsored by JV Company, and enters into relevant agreement regarding service period which has not expired, the employee shall compensate the JV Company before he is permitted to resign according to relevant China Laws and the provisions of such agreement regarding service period. Except it is otherwise provided for by China Laws, the resigning employee shall notify in writing the JV Company at least thirty (30) days in advance.

(b)
The JV Company shall ensure that (i) the labor contract it enters into with each employee contains a confidentiality provision, procuring the employee to keep confidential any secret information he become aware of during his employment with JV Company, and an invention transfer agreement, procuring the employee to transfer any and all intellectual properties relating to his employment with JV Company to the JV Company; and (ii) the labor contract between it and any officer or any employee who has the opportunity to access any know-how or other confidential information of JV Company contains a non-competition clause, procuring that after the labor contract is terminated, such officer or employee will not work directly or indirectly for any competitors of JV Company, provided that JV Company shall pay compensations to such officer or employee according to relevant labor laws and regulations.

Article 11 Tax, Finance, Audit and Profit Distribution

11.1     Tax

The JV Company shall pay various taxes applicable to it according to relevant China Laws.

11.2     Individual Income Tax

All employees of JV Company shall pay their individual income taxes according to the Law of the People’s Republic of China on Individual Income Tax and other applicable China Laws, and the JV Company shall withhold and pay such tax.

11.3     Accounting System

(a)
The JV Company shall establish its financial and accounting system according to China Accounting System, and, if requested, submit the system to the local finance department and tax authority for record.

(b)
The JV Company shall also prepare its financial statements according to the US GAAP, and the accounting method adopted by JV Company shall comply with the US GAAP.In addition, JV Company shall adopt the ledger and account details specified by AOS in writing.

(c)
The JV Company shall keep their books on accrual basis and using debit-credit bookkeeping method, and shall prepare complete and accurate quarterly and annual financial statements according to China Accounting System and US GAAP.

(d)
The JV Company shall adopt calendar accounting year, starting from January 1 and ending on December 31. The first accounting year of JV Company commences on the Incorporation Date, and ends on December 31 of that year.

(e)	The financial statements of JV Company shall be prepared in Chinese and English.

11.4     Audit

(a)
The JV Company shall retain a reputable accounting firm acceptable to AOS and practicing in China as its external auditor. The external auditor shall audit the accounts of JV Company, and issue two sets of consolidated annual financial auditing report of JV Company according respectively to China Accounting System and US GAAP. The JV Company shall provide the external auditor with all documents and accounts required for normal external audit. The external auditor shall agree to keep all information obtained during audit confidential.

(b)	The JV Company shall provide shareholders any financial statements or other required documents and materials as requested by the shareholders.

11.5     Audit and Due Diligence of the Parties on the Accounts of JV Company

Either Party may retain an independent auditor at its own cost or use its internal auditor to audit the accounts of JV Company, or may retain any professionals with industrial or legal qualifications at its own cost to carry out due diligence investigation of JV Company, provided that it shall give JV Company fifteen (15) days written notice before such audit or investigation. The JV Company shall respond all reasonable requests of any Party for providing relevant information, and permit such Party to consult the accounting books, documents and records of JV Company. After the above audit or investigation, the other Party is entitled to know the results of such audit or investigation, and each Party is entitled to raise any objection against any information provided by JV Company or the above audit or investigation results to the general manager, vice financial general manager, and vice asset general manager, who will respond in writing as soon as possible. The Party retaining such independent auditor or professionals and the independent auditor or due diligence professionals shall keep confidential all information obtained during such audit or investigation.

11.6     Foreign Exchange

All matters regarding foreign exchange of JV Company shall be dealt with according to China Laws relating to foreign exchange. Subject to such foreign exchange provisions, the foreign exchange in the account of foreign exchange of JV Company shall be applied for the following purposes:

(a)	Repayment of principal and interest of foreign exchange loans of JV Company;

(b)	Pay the price for purchasing imported equipment and materials;

(c)	Pay the share of profits to AOS or the damages under this Contract; and

(d)	Other foreign exchange expenditure.

11.7     Related Transactions

(a)
The price for any transactions between JV Company and AOS or AOS’s affiliate shall comply with relevant provisions of the local transfer pricing regulations. AOS and JV Company shall negotiate and determine any transaction price at arm’s length by reference to the market price;

(b)
The Board of Directors of JV Company shall review the prices for related transactions according to the specific situations for each year, and adjust the transaction price when necessary, to ensure the related transactions are carried out at arm’s length;

(c)	Price of most favored client:

The JV Company shall provide most favored prices to AOS for any products or services under similar conditions, provided that such favored prices must comply with China Laws and US laws, and be carried out at arm’s length. AOS is entitled to audit the prices provided by JV Company to other companies, to verify whether JV Company has complied with this Paragraph (c).

11.8    Profit Distribution

(a)
Subject to the approval of Board of Directors, the annual after-tax profit of JV Company shall be distributed among the Parties in proportion to their Percentages of Contributions, after setting aside the Three Funds. In case of any loss in previous years, the profit shall cover such loss before being distributed. Any undistributed profit for any previous years may be distributed in the current year;

(b)	The JV Company shall remit the profits to be distributed to each Party to the bank account designated by such Party in writing. Among others, the profit distributed to AOS shall be paid in USD.

Article 12 Term and Termination of JV Company

12.1     Term of JV Company

The JV Company shall remain existing for [fifteen (15)] years, starting from the Incorporation Date. The term of JV Company shall be the term of this Contract (“Term”).

12.2     Extension

The Parties shall discuss the extension of the Term at least one (1) year before the Term expires. If the Parties agree to extend, they shall submit an application for extension to the Approval Authority no later than six (6) months before the Term expires.

12.3     Causes for Early Termination

Subject to approvals of Board of Directors and the Approval Authority, this Contract may be terminated early before the Term expires if

(a)
the operation and management of JV Company suffer serious difficulty, and existence of JV Company will cause shareholders’ interest material loss, which will not be resolved through other means. If both Parties negotiate and reach a consensus, either Party may early terminate this Contract according to any decision or order of the People’s Court for dissolution of JV Company;

(b)	the Parties agree that termination of this Contract is in the best interest of each Party;

(c)	the JV Company is bankrupt or insolvent, where either Party may terminate early; and

(d)	Any of the force majeure events set forth in Article 16 continues for one hundred and eighty (180) days or more, where either Party may terminate early.

Article 13 Dissolution and Liquidation

13.1     Early termination

(a)
Without violating the provisions of Article 14.2 (if applicable), when any of the causes for early termination set forth in Article 12.3 occurs, either Party may request for convening the meeting of Board of Directors to discuss the early termination hereof. The chairman of Board of Directors shall convene the meeting according to relevant provisions relating to the meeting of Board of Directors within thirty (30) days after receiving such request. At the meeting, each director shall use their best efforts to reach a solution acceptable to every Party. If failing to reach such solution, each Party shall instruct their designated director to unanimously vote for one of the following proposals:

(i)	A proposal for dissolving JV Company; or

(ii)	A proposal for approving either Party to purchase all equity of the other Party in JV Company, and the equity shall be valued according to the valuation method of JV Company in Article 13.6; or

(iii)
A proposal of requesting the Party for voting against the termination and dissolution of JV Company to recommend a third party acceptable to the other Party to succeed to all rights and obligations of the Party voting for terminating and dissolving JV Company under this Contract and the Articles of Association.

13.2     Dissolution Due to Expiration or Early Termination

When the Term of JV Company expires and is not extended, or when the JV Company is early terminated and dissolved according to Paragraph (a) of Article 13.1, the JV Company shall be liquidated, and the Board of Directors shall organize a liquidation committee according to Article 13.3 to liquidate the JV Company according to relevant China Laws and the Contract.

13.3     Liquidation Committee

(a)
If the JV Company is liquidated according to Article 13.2, the Board of Directors shall organize a liquidation committee (“Liquidation Committee”) composed of five (5) members, among which, five (5) members will be appointed by AOS, and two (2) by the Fund Party. The chairman of Board of Directors shall be one member and the chairman of the liquidation committee. The costs and expenses of the liquidation committee shall be paid by the JV Company.

(b)
When the JV Company is liquidated completely, the liquidation committee shall prepare a liquidation report and submit such report to the Approval Authority for record. The JV Company shall be deregistered from the Registration Authority.

13.4     Survival of Obligations and Liabilities

If this Contract is early terminated, and the JV Company is required to be liquidated, any obligations or liabilities incurred by either Party to the JV Company or another Party before the Board of Directors makes the decision of liquidating the JV Company shall survive the liquidation and be performed.

13.5     Tender Offer

(a)
Notwithstanding the above Article 13.2, if this Contract is terminated according to Article 13.2, either Party may make an irrevocable tender offer to acquire the equity of the other Party in the JV Company, or to sell its equity in JV Company to the other Party, before the organization of the liquidation committee (“Offer”).

(b)	The offer shall be sent to the other Party in writing, indicating the buying or selling price in RMB or USD, and the Party receiving such offer may

(i)	Sell all its equity in JV Company to the offeror, if the offer is a buying offer; or

(ii)	Purchase all the equity of the offeror in JV Company, if the offer is a selling offer; or

(iii)	Exercise the power to liquidate and dissolve JV Company under Article 13.2, instead of buying or selling equity.

(c)
The Party receiving the offer shall notify the offeror in writing within thirty (30) days after receiving the offer. If either Party sells its equity in JV Company to other Party according to the terms of the offer, the Parties shall complete the transfer of equity in JV Company and payment as soon as possible, after having obtained the approval from the Approval Authority.

13.6     Purchase by either Party of The Equity of the Other Party in case of Expiration of Term or
Early Termination

(a)
If either Party purchases the equity of other Party in JV Company according to Paragraph (a) of Article 13.1 or Article 13.5, the price for purchasing such equity shall be calculated according to the fair market value of the JV Company on the assumption that the JV Company is actively conducting its operations (except that the JV Company is bankrupt or insolvent). In such case, upon either Party’s written request, the valuation of JV Company shall be made by an experienced appraiser reasonably acceptable to each Party.

(b)
When the valuation of the JV Company is determined, the Parties may agree that one Party will purchase the equity of the other Party at a price in proportion to the valued amount. If the Party is unwilling to purchase at the price determined by the appraiser, subject to approval by the Approval Authority, the JV Company may sell the equity to any third party at a most favored price. If the Parties fail to sell the JV Company to any third party at a price acceptable to them, the JV Company may be dissolved and liquidated according to Article 13.

(c)	All costs for the above valuation of JV Company shall be borne by the JV Company.

13.7     Liquidation Preference

The Parties acknowledge that if the JV Company is early terminated and liquidated according to Paragraph (b) or Paragraph (c) of Article 12.3 hereof, after paying the debts of JV Company, the remaining assets of JV Company shall be distributed as follows:

(a)	Repay the Fund Party the principal of its total paid-in contributions plus the interest at [10%] annual rate (simple interest); then

(b)	Distribute the balance of assets of JV Company among other Parties than the Fund Party in proportion to their Percentages of Contributions at the time of liquidation.

Article 14 Breach of Contract and Penalties

14.1     Breach of Contract

If either Party fails to perform its obligations under this Contract or the Articles of Association, or its representations or warranties under this Contract are untrue or inaccurate, it will constitute breach of this Contract.

14.2     Liabilities for Breach of Contract

(a)	When breaching this Contract or the Articles of Association, the breaching Party shall be liable for any actual loss suffered by other Party due to the breach.

(b)
The right to terminate this Contract early under this Contract is in addition to other remedies available to the other Party, any forbearance from exercising such right shall not relieve the breaching Party from performing any obligations accrued before the termination, nor relieve the breaching Party from compensating other Party for any losses caused due to violation of this Contract or the Articles of Association.

(c)	This Article shall be applied to the maximum extent permitted by law, and shall survive the early termination or expiration of this Contract.

(d)
Subject to that either Party (AOS Party or Fund Party) fulfills the contribution arrangement set forth in Schedule A hereto (“Non-Breaching Party”), if the other Party fails to contribute as provided for by Schedule A, it will be deemed to have breached this Contract (“Breaching Party”). If the Breaching Party fails to take any remedies satisfactory to the Non-Breaching Party within 30 days after such breach, it shall be liable for damages. In case of the above breach, the Non-Breaching Party is entitled to suspend performance of any obligations hereunder, until the Breaching Party has taken remedies satisfactory to the Non-Breaching Party, or compensated fully.

(e)
If the AOS Party does not own lawfully the equipment and patent and technology contributed, it will be deemed to have breached this Contract. If AOS fails to take any remedies satisfactory to the Fund Party within 30 days after such breach, AOS Party shall be liable for damages. In case of the above breach, the Fund Party is entitled to suspend performance of any obligations hereunder, until the AOS Party has taken remedies satisfactory to the Fund Party, or compensated fully.

(f)
Any delay of transferring the equipment, patent or technology contributed by AOS Party caused by the asset transfer formalities with relevant governmental authorities shall not be deemed as breach of contract.

(g)
If either Party fails to perform its obligations under this Contract or the Articles of Association, or its representation or warranty hereunder is seriously untrue or inaccurate, it will constitute breach of this Contract, and is a “Breaching Party”. In such case, the other Party shall notify the Breaching Party in writing of such breach. If the breach is remediable, the Breaching Party shall correct its breach within thirty

(30) days after receiving the notice. If the breach is beyond remedy, or the Breaching Party fails to correct its breach within the above thirty (30) days, the other Party is entitled to notify the Breaching Party in writing to terminate this Contract.

14.3     Dispute of Breach

If the Breaching Party disputes the right of the other Party to terminate this Contract according hereto, the dispute shall be resolved according to Article 19 (Dispute Resolution).

Article 15 Insurance

The JV Company may purchase any necessary insurances from a foreign insurer, or from any domestic insurers who are incorporated in China and may provide insurances to foreign invested enterprises.

Article 16 Force Majeure

16.1     Force Majeure Events

Force majeure events (“Force Majeure”) mean any acts or events unpredictable and unavoidable reasonably and beyond the control of the affected party, including but not limited to earthquake, typhoon, flood, other natural disasters, fire, war, riot, terrorism, or other unpredictable or unavoidable acts or events recognized as force majeure by international business practices, provided that, for purpose hereof, force majeure does not include any fund shortage, overall economic or market fluctuation or any labor dispute.

16.2     Occurrence

If either Party encounters any force majeure events and thus is unable to perform any obligations or liabilities hereunder, it shall notify the other Party in writing within thirty (30) days after occurrence of such force majeure events, provide the other Party details and evidence of such events (including any written evidence issued by the governmental departments, judicial departments or any other competent departments), explain the reason that it is unable to perform the Contract, and take measures to mitigate the loss when it is possible.

16.3     Exemption of Liability

If any force majeure event occurs, neither Party shall be liable for any damages, additional costs or losses incurred by the other Party due to its failure or delay of performance of any obligations hereunder, and such failure or delay shall not be deemed as breach of this Contract. The Party alleging the occurrence of force majeure shall take appropriate measures to mitigate or eliminate the effect of force majeure, and attempt to resume the performance of obligations affected by the force majeure as soon as possible.

Article 17 Representations, Warranties and Covenants of the Parties

17.1     Representations, Warranties and Covenants of Strategic Industry Fund

Strategic industry fund hereby represents, warrants and undertakes to Liangjiang Strategic Fund, AOS, AOS SH and APM SH that:

(a)	it is a reputable company duly incorporated and validly existing according to China Laws;

(b)	it has full legal rights, powers and authorities to sign, deliver and perform this Contract and all other contracts, agreements and documents referred to herein to which it is a party;

(c)
it has taken all appropriate and necessary actions (including resolutions of shareholder’s meeting and/or board of directors, as applicable) to authorize the signing, delivery and performance of this Contract and all other contracts, agreements and documents referred to herein, and its representative signing this Contract has obtain full authority to sign this Contract and bind it with a valid power of attorney;

(d)
it has obtained all consents, approvals and authorizations from any company, third party or other entity required by the laws for effectively signing, delivering and performing this Contract and all other contracts, agreements and documents referred to herein to which it is a party, except for any approval of this Contract by the Approval Authority, and this Contract, after approval by the Approval Authority, shall constitute lawful, valid and binding obligations on it, which may be enforced against it according to the terms thereof;

(e)
The execution and performance of this Contract and the completion of the transaction contemplated herein will not violate, or contradict to any terms or conditions of articles of association, contracts, agreements, laws, and regulations to which it is a party or which have binding force upon it, nor result into violation of such terms and conditions, nor constitute breach under such terms and conditions, including the constitutional documents, business license, rules of procedure or articles of association of the company;

(f)	there are no claims that are pending or threatened against it in relation to the subject matter hereof, or that may affect its ability to execute or perform this Contract in whatever manners;

(g)
All documents, statements and information held by it relating to the transaction contemplated hereunder which may have material effect on its ability to perform obligations hereunder, or which may affect the other Party’s willingness materially to execute this Contract if disclosed to the other Party, shall have been fully disclosed to the other Party, and all documents previously provided to the other Party do not contain any untrue statement of material facts, nor omit any necessary material fact the omission of which will cause the statement misleading;

(h)	It has no outstanding undertakings or obligations (contractual or otherwise) that may affect its ability or right to execute and perform this Contract.

17.2     Representations, Warranties and Covenants of Liangjiang Strategic Fund

Liangjiang Strategic Fund hereby represents, warrants and undertakes to Strategic Industry Fund, AOS, AOS SH, and APM SH that:

(a)	it is a reputable company duly incorporated and validly existing according to China Laws;

(b)	it has full legal rights, powers and authorities to sign, deliver and perform this Contract and all other contracts, agreements and documents referred to herein to which it is a party;

(c)
it has taken all appropriate and necessary actions (including resolutions of shareholder’s meeting and/or board of directors, as applicable) to authorize the signing, delivery and performance of this Contract and all other contracts, agreements and documents referred to herein, and its representative signing this Contract has obtain full authority to sign this Contract and bind it with a valid power of attorney;

(d)
it has obtained all consents, approvals and authorizations from any company, third party or other entity required by the laws for effectively signing, delivering and performing this Contract and all other contracts, agreements and documents referred to herein to which it is a party, except for any approval of this Contract by the Approval Authority, and this Contract, after approval by the Approval Authority, shall constitute lawful, valid and binding obligations on it, which may be enforced against it according to the terms thereof;

(e)	The execution and performance of this Contract and the completion of the transaction contemplated herein will not violate, or contradict to any terms or conditions of articles of association, contracts, agreements, laws, and regulations to which it is a party or which have binding force upon it, nor result into violation of such terms and conditions, nor constitute breach under such terms and conditions, including the constitutional documents, business license, rules of procedure or articles of association of the company;

(f)	there are no claims that are pending or threatened against it in relation to the subject matter hereof, or that may affect its ability to execute or perform this Contract in whatever manners;

(g)
All documents, statements and information held by it relating to the transaction contemplated hereunder which may have material effect on its ability to perform obligations hereunder, or which may affect the other Party’s willingness materially to execute this Contract if disclosed to the other Party, shall have been fully disclosed to the other Party, and all documents previously provided to the other Party do not contain any untrue statement of material facts, nor omit any necessary material fact the omission of which will cause the statement misleading;

(h)	It has no outstanding undertakings or obligations (contractual or otherwise) that may affect its ability or right to execute and perform this Contract.

17.3     AOS Representations, Warranties and Covenants of AOS

AOS hereby represents, warrants and undertakes to Strategic Industry Fund, Liangjiang Strategic Fund, AOS SH, and APM SH that:

(a)	it is a reputable company duly incorporated and validly existing according to [Bermuda] laws;

(b)
it has full legal rights, powers and authorities to sign, deliver and perform this Contract and all other contracts, agreements and documents referred to herein to which it is a party, including but not limited to the patent and technology of China set forth in Exhibit A;

(c)
it has taken all appropriate and necessary actions to authorize the signing, delivery and performance of this Contract and all other contracts, agreements and documents referred to herein, and its representative signing this Contract has obtain full authority to sign this Contract and bind it with a valid power of attorney;

(d)
it has obtained all consents, approvals and authorizations from any company, third party or other entity required by the laws for effectively signing, delivering and performing this Contract and all other contracts, agreements and documents referred to herein to which it is a party, except for any approval of this Contract by the

Approval Authority, and this Contract, after approval by the Approval Authority, shall constitute lawful, valid and binding obligations on it, which may be enforced against it according to the terms thereof;

(e)
it has obtained all consents, approvals and authorizations from any company, third party or other entity required by the laws for effectively signing, delivering and performing this Contract and all other contracts, agreements and documents referred to herein to which it is a party, except for any approval of this Contract by the Approval Authority, and this Contract, after approval by the Approval Authority, shall constitute lawful, valid and binding obligations on it, which may be enforced against it according to the terms thereof;

(f)	there are no claims that are pending or threatened against it in relation to the subject matter hereof, or that may affect its ability to execute or perform this Contract in whatever manners;

(g)
All documents, statements and information held by it relating to the transaction contemplated hereunder which may have material effect on its ability to perform obligations hereunder, or which may affect the other Party’s willingness materially to execute this Contract if disclosed to the other Party, shall have been fully disclosed to the other Party, and all documents previously provided to the other Party do not contain any untrue statement of material facts, nor omit any necessary material fact the omission of which will cause the statement misleading;

(h)	It has no outstanding undertakings or obligations (contractual or otherwise) that may affect its ability or right to execute and perform this Contract.

17.4     Representations, Warranties and Covenants of AOS SH

AOS SH hereby represents, warrants and undertakes to Strategic industry fund, Liangjiang Strategic Fund, APM SH, and AOS that:

(a)	it is a reputable company duly incorporated and validly existing according to China Laws;

(b)
it has full legal rights, powers and authorities to sign, deliver and perform this Contract and all other contracts, agreements and documents referred to herein to which it is a party, including but not limited to the equipment contributed by it set forth in Exhibit B;

(c)	it has taken all appropriate and necessary actions to authorize the signing, delivery and performance of this Contract and all other contracts, agreements and documents referred to herein, and its representative signing this Contract has obtain full authority to sign this Contract and bind it with a valid power of attorney;

(d)
it has obtained all consents, approvals and authorizations from any company, third party or other entity required by the laws for effectively signing, delivering and performing this Contract and all other contracts, agreements and documents referred to herein to which it is a party, except for any approval of this Contract by the Approval Authority, and this Contract, after approval by the Approval Authority, shall constitute lawful, valid and binding obligations on it, which may be enforced against it according to the terms thereof;

(e)
The execution and performance of this Contract and the completion of the transaction contemplated herein will not violate, or contradict to any terms or conditions of articles of association, contracts, agreements, laws, and regulations to which it is a party or which have binding force upon it, nor result into violation of such terms and conditions, nor constitute breach under such terms and conditions, including the constitutional documents, business license, rules of procedure or articles of association of the company;

(f)	there are no claims that are pending or threatened against it in relation to the subject matter hereof, or that may affect its ability to execute or perform this Contract in whatever manners;

(g)
All documents, statements and information held by it relating to the transaction contemplated hereunder which may have material effect on its ability to perform obligations hereunder, or which may affect the other Party’s willingness materially to execute this Contract if disclosed to the other Party, shall have been fully disclosed to the other Party, and all documents previously provided to the other Party do not contain any untrue statement of material facts, nor omit any necessary material fact the omission of which will cause the statement misleading;

(h)	It has no outstanding undertakings or obligations (contractual or otherwise) that may affect its ability or right to execute and perform this Contract.

17.5     Representations, Warranties and Covenants of APM SH

APM SH hereby represents, warrants and undertakes to Strategic industry fund, Liangjiang Strategic Fund, AOS SH and APM SH that:

(a)	it is a reputable company duly incorporated and validly existing according to China Laws;

(b)
it has full legal rights, powers and authorities to sign, deliver and perform this Contract and all other contracts, agreements and documents referred to herein to which it is a party, including but not limited to the equipment contributed by it set forth in Exhibit B;

(c)
it has taken all appropriate and necessary actions to authorize the signing, delivery and performance of this Contract and all other contracts, agreements and documents referred to herein, and its representative signing this Contract has obtain full authority to sign this Contract and bind it with a valid power of attorney;

(d)
it has obtained all consents, approvals and authorizations from any company, third party or other entity required by the laws for effectively signing, delivering and performing this Contract and all other contracts, agreements and documents referred to herein to which it is a party, except for any approval of this Contract by the Approval Authority, and this Contract, after approval by the Approval Authority, shall constitute lawful, valid and binding obligations on it, which may be enforced against it according to the terms thereof;

(e)
The execution and performance of this Contract and the completion of the transaction contemplated herein will not violate, or contradict to any terms or conditions of articles of association, contracts, agreements, laws, and regulations to which it is a party or which have binding force upon it, nor result into violation of such terms and conditions, nor constitute breach under such terms and conditions, including the constitutional documents, business license, rules of procedure or articles of association of the company;

(f)	there are no claims that are pending or threatened against it in relation to the subject matter hereof, or that may affect its ability to execute or perform this Contract in whatever manners;

(g)
All documents, statements and information held by it relating to the transaction contemplated hereunder which may have material effect on its ability to perform obligations hereunder, or which may affect the other Party’s willingness materially to execute this Contract if disclosed to the other Party, shall have been fully disclosed to the other Party, and all documents previously provided to the other Party do not contain any untrue statement of material facts, nor omit any necessary material fact the omission of which will cause the statement misleading;

(h)	It has no outstanding undertakings or obligations (contractual or otherwise) that may affect its ability or right to execute and perform this Contract.

Article 18 Confidentiality

18.1     Confidentiality

Before the signing of this Contract and during the term hereof, each Party has disclosed or may disclose to the other Party confidential or proprietary information concerning its business, financial condition, proprietary technology, R&D and other confidential matters. And during the term hereof, each Party may also disclose the above-mentioned information to the JV Company, and such information (including but not limited to this Contract and Articles of Association) of the JV Company may be also disclosed to each Party (collectively referred to as “Confidential Information”). Each Party and the JV Company receiving Confidential Information shall, during the term of this Contract (including any of its renewal) and within three (3) years after the termination of this Contract:

(a)	Limit the exposure of Confidential Information to the directors, senior officers and employees whose access to such information is necessary for performing this Contract;

(b)	Not to disclose, communicate, transfer, assign, license or deliver any Confidential Information to any third party person directly or indirectly; and

(c)	Not to use Confidential Information for any purposes other than performing this Contract.

18.2     Exceptions

18.1    The non-disclosureprovisions of Article 18.1 shall not apply to the following circumstances:

(a)	To make confidential communication with each Party’s Affiliates, professional advisors or banks who bear the same obligation of confidentiality.

(b)	As required by applicable laws and regulations, provided that the Party subject to such requirement shall immediately notify the Party providing such Confidential Information in writing thereof;

(c)	Information which has come into the public domain through no fault of the recipient of Confidential Information;

(d)	Any information disclosed in good faith by a third party person who is not bound by any confidential obligation to the recipient.

18.3     Confidential Measures

Each Party shall and shall procure the JV Company to inform its directors, supervisors, senior officers and employees who have access to Confidential Information of the existence and requirements of Article 18.1, and formulate rules and regulations to procure its and its Affiliates’ directors, supervisors, senior officers and employees to comply with the confidential obligations set forth in Article 18.1. Each Party shall and shall procure the JV Company to sign confidential agreements with all directors, supervisors, senior officers and employees who have access to Confidential Information (The signing of labor contracts or other contracts or agreements covering the confidential provisions relating to Confidential Information with such persons shall be deemed to have signed the confidential agreements).

Article 19 Dispute Resolution

19.1     Dispute Resolution

Any dispute, controversy or claim or any breach of this Contract (collectively “Dispute”) shall be submitted to[Hong Kong International Arbitration Centre (“HKIAC”) ] and be finallyresolved according to its arbitration rules. Such rules shall be deemed to have been included in Article 19 hereof, except as modified by this section. The arbitration shall be conducted by a tribunal comprising three (3) arbitrators, of which, one shall be appointed by the Party/Parties applying for arbitration, one by the Party/Parties against whom the arbitration has been initiated, and the third one shall be appointed by the above two arbitrators and shall act as the chief arbitrator. If the former two arbitrators fail to appoint the third arbitrator within twenty-one (21) days after the appointment of the second arbitrator, then the third arbitrator shall be appointed by the chairman of HKIAC. The award made by the tribunal shall be final and binding upon the disputing parties.

19.2     Arbitration Place and Language

The arbitration shall be conducted in Hong Kong and the language to be used in the arbitral proceedings shall be Chinese.

19.3    Time Limit of Arbitral Awards

Each Party irrevocably agrees, the time limit for the final award to be made by the tribunal shall be six (6) months as from the date when the tribunal is formed, provided that, however, the tribunal shall have the right to extend such time limit at its sole discretion based on the request by any Party having good reasons or when it deems necessary.

19.4     Continued Performance

In the course of dispute resolution, each Party shall continue to perform the terms of this Contract other than the disputed matters.

Article 20 Specific Accessory Arrangement

20.1    Patent Maintenance

The JV Company shall bear the maintenance fees of its patents, including sublicense technologies owned or shall be owned by it.

20.2    Non-Competition

AOS Party agrees that it shall not establish new package or/and water manufacturing enterprises by itself or joint ventures with other parties providing the same products and services as those provided by the JV Company and competing with the JV Company, until the JV Company’s manufacturing output of 12-inch wafer has reached 50 thousand pieces per month and its package test has reached 1250kk units per month.

The JV Company shall not provide any competitors of AOS with products or services which are the same as or similar to those purchased from the JV Company by AOS without the prior written consent of AOS.

Article 21 Miscellaneous

21.1     Effectiveness, Term and Extension of this Contract

(a)
After signing by duly authorized representatives of the Parties, this Contract shall be submitted to the Approval Authority for approval, and shall be effective and binding upon the Parties as from the date when the Approval Certificate is issued by the Approval Authority.

(b)
This Contract shall remain effective until the expiration or early termination of the JV Company. When the term of the JV Contract extends, the term of this Contract shall be also extended accordingly.

21.2     Applicable Laws

The formation, validity, interpretation, performance of this Contract and any dispute resolution arising hereunder shall apply to and comply with the China Laws. In the absence of applicable China Laws with respect to a certain problem, the generally accepted standards and principles of international laws as well as the general international practice shall apply.

21.3     Entire Agreement

This Contract and the Exhibits and Schedules hereto constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior agreements, contracts, letters of intent, undertakings and communications between the Parties, whether oral or written.

21.4     Headings

The headings in this Contract are inserted for the convenience of reference only and shall not be taken into consideration in the interpretation of this Contract.

21.5     Modification

No modification to this Contract shall be effective unless signed by a duly authorized representative of each Party in writing and approved by the Approval Authority.

21.6    Severability

If any term or provision of this Contract is held to be invalid or unenforceable in whole or in part under any applicable law, then such term or provision shall be excluded from this Contract (only to the extent of such invalidity and unenforceability), and all other terms and provisions of this Contract shall remain in full force and effect. In such a case, each Party shall use its best efforts to implement the text provisions and spirit of this Contract, and supersede such invalid or unenforceable term or provision with valid and enforceable term or provision which conforms as closely as possible to the spirit and purpose of the original term or provision.

21.7     Bound Parties

This Contract shall be binding upon and inure to the benefit of the Parties, their respective successors and administers, as well as the assigns to whom any Party transfers its rights and interests in the JV Contract.

21.8     Expenses and Expenditures

(a)
Any expenses, expenditures or payments of any nature incurred by any Party before the signing of this Contract shall be borne by such Party, unless other Party agrees in writing to share such expenses, expenditures or payments, or the Parties agree in writing that the JV Company shall bear such expenses, expenditures or payments.

(b)
After the conclusion of this Contract, with respect to any expenditures incurred by any Party in relation to the registration of the JV Company, if the China Laws expressly stipulates that such expenditures shall be borne by the registered company, then such expenditures shall be at the JV Company’s expense; if the China Laws is silent, then such expenditures may be borne by the JV Company upon approval of the Board of Directors.

(c)
After the formation of the JV Company, reasonable expenses and expenditures advanced by the Parties for assessment of the non-cash contribution properties and property interests of AOS Party shall be refunded by the JV Company to the Parties making such advances; if the JV Company has not yet formed, such expenses and expenditures shall be borne by the Parties making such advances.

(d)
After the formation of the JV Company, due diligence fees, attorney’s fees and professional fees paid by the Parties in relation to the formation of the JV Company shall be refunded by the JV Company to the Parties making such payments, provided that, amount refunded to Fund Party and AOS Party shall not exceed RMB 250 thousand yuan; if the JV Company has not yet formed, such fees and expenditures shall be borne by the Parties making such payments.

(e)	Except as stipulated in this section, if this Contract has special provisions on expenses and expenditures elsewhere, those provisions shall apply.

21.9     Waiver

Any Party’s delay in exercising, or failure to exercise, any power, right or remedy under this Contract shall not be construed as a waiver thereof, and the single or partial exercise of any power, right or remedy shall not preclude any other exercise of it. A waiver by a Party of any provisions hereof shall not be deemed a waiver of any other provisions hereof, and such waiver shall not be construed as a waiver of such provisions with respect to any other matters or conditions, whether happen in the past, at present or in future. In addition, the remedies stipulated in this Contract may be used in combination with one another, and are not exclusive of any remedies provided by law.

21.10     Notice

Material communications between the Parties as well as between a Party and the JV Company shall be delivered (i)by hand, or (ii) by air with postage paid, using internationally recognized couriers such as FedEx, UPS, DHL, EMS (EMS can only be used for delivery within Chinese territory) to the address of each Party and the JV Company set forth below. All notices shall be deemed effectively given: (i)if delivered by hand, when delivered; (ii)if delivered by air, ten (10) business days (based on the business days of the recipient’s country) after delivery to the internationally recognized courier.

(a)	Notice to Strategic Industry Fund shall be sent at:

ChongqingYufuCapital Equity Investment Fund Management Co., Ltd.
Address: 16 Floor, Building B1, Tuxing, No.92Xinguang Avenue, Northern New Area, Chongqing, China
Attention: Chen Kun

(b)	Notice to Liangjiang Strategic Fund shall be sent at:

Liangjiang Strategic Fund
Address: 21 Floor, Building T2, No.2 Financial City, Beizui Financial Centre, Jiangbei District, Chongqing, China
Attention: Jiang Lincai

(c)	Notice to AOS Party shall be sent at:

Alpha and Omega Semiconductor Limited
c/o Alpha and Omega Semiconductor Inc.

Address: 475 Oakmead Pkwy, Sunnyvale, CA 94085, USA
Attention: CEO

During the term of this Contract, any Party may change its address at any time, provided that the Party making such change shall forthwith notify other investors and the JV Company in writing thereof.

[Signature page follows]

IN WITNESS WHEREOF, this Contract has been signed by the duly authorized representatives of the Parties in ten (10) counterparts on the date first written above in Chongqing, China.

Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP)

Signature of Authorized Representative:
/s/ Changzhi Qiao
Name: Changzhi Qiao
    Title: Legal Representative
(Partnership Seal)

Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment
Fund Partnership (LP)

Signature of Authorized Representative:
/s/ Jun Zhang
Name: Jun Zhang
    Title: Legal Representative
(Partnership Seal)

Alpha and Omega Semiconductor Limited

Signature of Authorized Representative:
/s/ Mike F. Chang
Name: Mike F. Chang
Title: Chairman of the Board
(Company Seal)

Alpha & Omega Semiconductor (Shanghai) Ltd.

Signature of Authorized Representative:
/s/ Lee Shawn Luo
Name: Lee Shawn Luo
Title: Legal Representative
(Company Seal)

Agape Package Manufacturing (Shanghai) Ltd.

Signature of Authorized Representative:
/s/ Xue Bing
Name: Xue Bing
Title: Legal Representative
(Company Seal)

Exhibit A

AOS
List of Patent and Technology as Contribution by AOS

[***]

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Exhibit B

List of Equipment as Contribution by AOS SH and APM SH

[***]

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Schedule A

Project Budget and Time of Contribution

The time for the Parties to pay all of their subscribed contribution shall be prior to [***]. The time schedule for each Party’s actual payment of contribution is arranged as follows:

No.	Time Schedule	Amount of Contribution by AOS Party (million USD)	Amount of Contribution by Strategic Industry Fund (million USD)	Amount of Contribution by Liangjiang Strategic Fund (million USD)	Use of Funds
1	Within [***]from the date of registration of the JV Company	Equipment 74	22	11	[***].
2	Within [***]from the date of registration of the JV Company	Intangible asset contribution 24	22	11	[***].
3	Within [***]from the date of registration of the JV Company and prior to [***]	Intangible asset contribution 60; Cash contribution 10	36	18	[***].
Total	—	168	80	40	—

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

Schedule B

Initial Organization Chart of the JV Company

[***]

[***]

[***]

[***]

[***]

***CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

SUPPLEMENTARY CONTRACT TO THE JOINT VENTURE CONTRACT FOR CHONGQING ALPHA AND OMEGA SEMICONDUCTOR LIMITED (THE “JV COMPANY”)

This Supplementary Contract (the “Contract”) is signed by the following parties in Chongqing and will come into effect on July 1, 2017 (the “Effective Date”):

(6)	Alpha and Omega Semiconductor Limited(“AOS”), 一Alpha and Omega Semiconductor Limited (“AOS”), a company duly incorporated under the laws of Bermuda.

(7)	Alpha & Omega Semiconductor (Shanghai) Ltd.(“AOS SH”), a company duly incorporated in Shanghai City under the laws of the People's Republic of China (“China”).

(8)	Agape Package Manufacturing (Shanghai) Ltd. (“APM SH”), a company duly incorporated in Shanghai City under the laws of the People's Republic of China (“China”).

(9)
Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Strategic Industry Fund”), a partnership duly established in Chongqing City under the laws of the People's Republic of China (“China”).

(10)
Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (LP) (“Liangjiang Strategic Fund”), a partnership duly established in Chongqing City under the laws of the People's Republic of China (“China”).

The above five parties are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

Whereas:

1.	The Parties signed the Joint Venture Contract on Incorporation of Chongqing Alpha and Omega Semiconductor Limited (the “JV Company”) on [March 29], 2016 (the “JV Contract”).

2.	Chongqing Alpha and Omega Semiconductor Limited (the “JV Company”) starts construction of a production plant and relevant facilities on schedule.

3.	In order for the JV Company to be successfully established and put into production, the Parties reach a consensus through consultation to increase investment in the JV Company.

To confirm the Parties’ increase of investment in the JV Company, the Parties agree as follows:

1.	To increase the total investment of the JV Company to USD 400 million.

2.	To increase the registered capital of the JV Company to USD 330 million; the increased contribution of USD 42 million shall be subscribed by the following Parties respectively:

No.	Name of Investor	Subscribed Amount of Contribution（million USD）	Form of Contribution
1	Strategic Industry Fund	28	Cash
2	Liangjiang Strategic Fund	14	Cash
Total		42	——

3.
After the above two Parties increase their investments in the JV Company, the Company’s registered capital will be increased to USD 330 million, and its shareholding structure and the Percentage of Contributions will be changed as follows:

1	Strategic Industry Fund	108	Cash	32.73
2	Liangjiang Strategic Fund	54	Cash	16.36
3	AOS SH	31	Package Equipment	9.39
4	APM SH	43	Package Equipment	13.03
5	AOS	94	Patent and know-how（USD 84 million）；Cash（USD 10 million）	28.49
Total		330	——	100

4.
Within 15 days from the Effective Date of this Contract, Strategic Industry Fund and Liangjiang Strategic Fund shall remit their subscribed amount of registered capital totaling USD 42 million to the JV Company’s account. The Parties shall be obligated to cause their respective directors designated by them to the JV Company to attend the board meeting in person or by proxy in relation to the approval of the capital increase plan as agreed in this Contract.

5.
After the signing of this Contract, the Parties shall revise the Articles of Association based on the new amount and percentage of contribution, while other contents of the Articles of Association shall remain unchanged.

6.
This Contract is supplementary to and an integral part of the JV Contract. In case of any discrepancy between the terms of this Contract and the JV Contract, this Contract shall prevail. Any matter not stipulated in this Contract shall be governed by the relevant terms of the JV Contract.

7.
This Contract will become effective upon signature of the Parties and approval by the Ministry of Commerce of the People’s Republic of China or the examination and approval agencies authorized by the Ministry of Commerce of the People’s Republic of China.

8.	This Contract is executed in ten counterparts with each party holding one counterpart and the other five retained by the Company.

[SIGNATURE PAGES FOLLOW]

(This page is the signature page of the Supplementary Contract to the Joint Venture Contract for Chongqing Alpha and Omega Semiconductor Limited (the “JV Company”) without body text.)

This Contract has been signed by the representatives duly authorized by the Parties in ten counterparts in Chongqing, China on the date first written above.

Chongqing Strategic Emerging Industry Equity Investment Fund Partnership (LP)

Signature:__________________
Name:
Title: Legal Representative
(Partnership seal)

Chongqing Liangjiang New Area Strategic Emerging Industry Equity Investment Fund Partnership (LP)

Signature:__________________
Name:
Title: Legal Representative
(Partnership seal)

Alpha and Omega Semiconductor Limited

Signature:__________________
Name:
Title: [ ]

Alpha & Omega Semiconductor (Shanghai) Ltd. (“AOS SH”)

Signature:__________________
Name:
Title: Legal Representative
(Company seal)

Agape Package Manufacturing (Shanghai) Ltd. (“APM SH”)

Signature:__________________
Name:
Title: Legal Representative
(Company seal)